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VALIC COMPANY II
(Name of Registrant as Specified in its Charter)
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VALIC COMPANY II
SMALL CAP GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
December __, 2007
Dear Participant:
     We are writing to inform you of a recent change of the investment sub-adviser for the Small Cap Growth Fund (the “Fund”) of VALIC Company II. On December 10, 2007, J.P. Morgan Investment Management Inc. (“JP Morgan”) replaced Franklin Advisers, Inc. as the Fund’s investment sub-adviser and began managing the Fund’s investments. The Fund’s Board of Trustees approved the change at a meeting held on October 30, 2007. You are receiving the enclosed Information Statement because you owned interests in the Fund on December 10, 2007.
     The change of sub-adviser did not result in a change to the Fund’s investment objective or investment strategy as stated in the Fund’s prospectus or to the advisory fees or total expenses payable by the Fund.
     As a matter of regulatory compliance, we are sending you this Information Statement, which describes JP Morgan’s investment strategy, the ownership of JP Morgan and the terms of the investment sub-advisory agreement with JP Morgan, which the Trustees have approved.
     This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC’s Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Evelyn M. Curran
President
VALIC Company II

INFORMATION STATEMENT
ANNUAL REPORTS
SHAREHOLDER PROPOSALS
OWNERSHIP OF SHARES

VALIC COMPANY II
SMALL CAP GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
INFORMATION STATEMENT
Introduction
     You have received this information statement because on December 10, 2007 you owned interests in the Small Cap Growth Fund (the “Fund”) of VALIC Company II (“VC II”), which were held within a variable annuity or variable life insurance contract, a qualified employer-sponsored retirement plan or an individual retirement account. You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Trustees to replace the Fund’s investment sub-adviser.
     At a meeting held on October 30, 2007, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of VC II (“Independent Trustees”), as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), approved the replacement of Franklin Advisers, Inc. (“Franklin Advisers”) as the Fund’s investment sub-adviser. The Board also approved the engagement of J.P. Morgan Investment Management Inc. (“JP Morgan”) as the new investment sub-adviser. In connection with the approval of JP Morgan, the Board, including a majority of the Independent Trustees, approved an investment sub-advisory agreement between VALIC and JP Morgan (the “JP Morgan Sub-Advisory Agreement”).
     The JP Morgan Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreement between VALIC and Franklin Advisers (the “Franklin Sub-Advisory Agreement”), except for the name of the sub-adviser, the effective date, the term of the agreement and the sub-advisory fee rate. The Franklin Sub-Advisory Agreement was last approved by the Board on July 18, 2007 for a one-year period.
     VC II has received an exemptive order (the “Order”) from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval for the change. However, the Board, including a majority of the Independent Trustees, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on the Order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about December ___, 2007, to all participants in an annuity contract (“Contract”) or employer-sponsored retirement plan (“Plan”) who were invested in the Fund as of the close of business on December 10, 2007 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs a sub-adviser who makes investment decisions for the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the supervision and review of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings with respect to the portion of the Fund’s assets that it manages to meet a Fund’s objectives and the applicable performance benchmark.
     As the Adviser to the Fund, VALIC monitors the sub-adviser and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors the sub-adviser’s compliance with the policies and procedures of the Fund and of VALIC. In addition, VALIC regularly provides reports to the Board regarding the results of its evaluation and oversight functions. VALIC recently recommended to the Board that JP Morgan be engaged as a new sub-adviser for the Fund. VALIC conducted research and various qualitative and quantitative analyses of other candidate firms and their organizational structures, investment processes and styles and long-term performance records before making its final recommendation.
     For the fiscal year ended August 31, 2007, VALIC earned advisory fees in the amount of 0.85% of the Fund’s average daily net assets or $458,448.
The Fund’s Investment Objective
     The Fund seeks long-term capital growth. It seeks to achieve its objective by investing at least 80% of net assets in the equity securities of small cap companies. The Fund’s principal investment objective and strategy did not change as a result of the change of sub-adviser.
The JP Morgan Sub-Advisory Agreement
     Pursuant to the JP Morgan Sub-Advisory Agreement, JP Morgan agreed to provide an investment program for the Fund and be responsible for the investment and reinvestment of a portion of the Fund’s assets. JP Morgan will select securities for the Fund, subject to VALIC’s supervision and review. JP Morgan may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution.
     The JP Morgan Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the JP Morgan Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The JP Morgan Sub-Advisory Agreement provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The JP Morgan Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days’ written notice. The JP Morgan Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates: The JP Morgan Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, on October 30, 2007. The effective date of the JP Morgan Sub-Advisory Agreement was the close of business on December 10, 2007. The JP Morgan Sub-Advisory Agreement was approved for an initial period of two years.
     Sub-advisory Fees. For the fiscal year ended August 31, 2007, VALIC paid sub-advisory fees to Franklin Advisers in the amount of $323,611, or 0.60% of the Fund’s average daily net assets. VALIC retained approximately $134,837 of its advisory fee before reimbursements and waivers. If for the fiscal year ended August 31, 2007, JP Morgan had served as a sub-adviser to the Fund, it would have received subadvisory fees in the amount of $296,643, or 0.55% of the Fund’s average daily net assets. Based on this hypothetical, VALIC would have retained $26,968 more of its advisory fee, or approximately 20%. This hypothetical does not take into account the $104,723 that VALIC reimbursed to the Fund for expenses in excess of the Fund’s expense limitation.

The Board’s Considerations
     The Board received materials relating to its consideration of the JP Morgan Sub-Advisory Agreement, including: (1) JP Morgan’s sub-advisory fee rate, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Peer Group”), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund compared to performance of funds in its Peer Group and against its benchmark; (3) the nature, extent and quality of services to be provided by JP Morgan; (4) the costs of services and the benefits potentially derived by JP Morgan; (5) the terms of the JP Morgan Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging JP Morgan as a sub-adviser; and (7) information regarding JP Morgan’s compliance and regulatory history. The matters discussed below were considered separately by the Independent Trustees in executive sessions during which counsel that is independent of VALIC provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by JP Morgan. The Board noted that JP Morgan would manage the Fund’s portfolio of securities on a day-to-day basis, which includes providing investment research, advice and supervision, and determining which Fund securities should be purchased or sold. The Board considered JP Morgan’s history and investment experience. The Board reviewed the qualifications, background and responsibilities of its portfolio managers and other JP Morgan investment and compliance personnel. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by JP Morgan and that there was a reasonable basis on which to conclude that JP Morgan would provide a high quality of investment management services to the Fund.
     Fees and Expenses. The Board received and reviewed information regarding the Fund’s sub-advisory fees compared against the sub-advisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that VALIC negotiated the sub-advisory fee rate with JP Morgan and the sub-advisory fees charged by other sub-advisers for managing a similar asset category may vary between different clients for various reasons including market pricing demands, existing relationships and individual client needs. The Board recognized that the advisory fee rate for JP Morgan was slightly below the current fees charged by Franklin Advisers and that VALIC would retain more of its advisory fee. However, it was additionally noted that VALIC has been reimbursing the Fund for expenses in excess of the Fund’s expense limitation (1.16%) since the Fund’s inception.
     The Board noted that with the sub-adviser change, VALIC agreed to institute breakpoints to the Fund’s advisory fee schedule such that once the Fund’s total assets exceed $100 million the advisory fee rate charged to the Fund will begin to decrease. It was noted that the total expenses borne by the Fund will not change as a result of the advisory fee change or the change of sub-adviser. On the basis of the information considered, the Board concluded that the sub-advisory fee rates were fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.
     Investment Performance. Management reported that the rationale for hiring JP Morgan was due to the Fund’s inconsistent performance. The Board received and reviewed information regarding the Fund’s actual investment performance compared to the Russell 2000 Growth Index, its current benchmark and the average of the Morningstar Small Cap Growth Category. In addition, the Board considered management’s presentation of the performance of the JP Morgan Small Cap Growth Fund, which is managed by the same portfolio managers and in the same investment style as the Fund would be managed. The Fund’s actual performance for the one- and three-year periods ended September 30, 2007, trailed the Russell 2000 Growth Index and its Morningstar Category for the periods; however, the performance of the JP Morgan Small Cap Growth Fund outperformed the Index and the Category for such periods. The Board concluded that management was addressing the Fund’s performance by proposing a new sub-adviser.
     Profitability and Economies of Scale. In considering the profitability to JP Morgan in connection with its relationship with the Fund, the Trustees noted that the fees under the JP Morgan Sub-Advisory Agreement are paid by VALIC. The Board also relied on the ability of VALIC to negotiate the JP Morgan Sub-Advisory Agreement and the fees thereunder at arm’s length. For each of the above reasons, the Trustees determined that the profitability to JP Morgan from its relationship with the Fund was not a material factor in their deliberations. For similar reasons, the potential for the Fund to experience economies of scale from JP Morgan’s management of the Fund was not considered a material factor to the Board’s consideration of JP Morgan.
     Terms of the JP Morgan Sub-Advisory Agreement. The Board reviewed the terms of the JP Morgan Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by JP Morgan and noted that VALIC would compensate JP Morgan out of the advisory fees it receives from the Fund. The Board noted that the JP Morgan Sub-Advisory Agreement provides that JP Morgan will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the JP Morgan Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the JP Morgan Sub-Advisory Agreement were reasonable.
     Compliance. The Board reviewed JP Morgan’s compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning JP Morgan’s compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that they did not have any concerns with JP Morgan’s personnel or regulatory history.
     Conclusions. In reaching its decision to recommend the approval of the JP Morgan Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that JP Morgan possesses the capability and resources to perform the duties required of it under the JP Morgan Sub-Advisory Agreement.
     Further, based upon its review of JP Morgan Sub-Advisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the JP Morgan Sub-Advisory Agreement are reasonable, fair and in the best interest of the Fund and its shareholders, and (2) the sub-advisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.
Information about JP Morgan
     J.P. Morgan Investment Management Inc. is located at 245 Park Avenue, New York, NY 10167. JP Morgan serves as investment sub-adviser to the Fund. As of August 31, 2007, JP Morgan and its affiliates managed over $1.05 trillion in assets. JP Morgan is an indirect wholly-owned subsidiary of JPMorgan Chase & Co. JP Morgan is also affiliated with JP Morgan Investment Advisers Inc., which subadvises the VC II Small Cap Value Fund.
     The following chart lists the principal executive officer and the directors of JP Morgan and their principal occupations. The business address of each officer and director is 245 Park Avenue, New York, NY 10167.

Name	Position with JP Morgan and Principal Occupation
Evelyn Gurnsey	President, Director, Managing Director
George CW Gatch	Director, Managing Director
Seth P. Bernstein	Director, Global Head of Fixed Income, Managing Director
Lawrence M. Unrein	Director, Managing Director
Martin R. Porter	Global Head of Equities, Managing Director
Clive S. Brown	Director, Managing Director
Scott E. Richter	Secretary
Joseph K. Azelby	Director, Managing Director
Paul A. Quinsee	Director, Managing Director
John L. Oliva	Chief Compliance Officer
John H. Hunt	Director, Managing Director

     JP Morgan is the investment adviser for other similar mutual funds, the JPMorgan Small Cap Growth Fund and Roszel/JPMorgan Small Cap Growth, which have similar investment objectives as the Fund.

Assets as of
	9/30/07	Advisory Fee Rate
Fund Name	(in millions)	(as a % of net assets)*
JPMorgan Small Cap Growth Fund	$611.7	0.65%
Roszel/JPMorgan Small Cap Growth	$ 75.1	0.50% on first $1 billion; and 0.45% on balance

JP Morgan did not waive or reimburse any portion of its management fee with respect to the Funds.
Other Service Agreements
     VC II has entered service agreements with VALIC and AIG SunAmerica Asset Management Corp. (“AIG SAAMCo”) to provide the Fund with transfer agency services and legal/accounting/administrative services, respectively. Transfer agency services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2007, the Fund paid VALIC $2,072 for transfer agency services rendered pursuant to its agreement and paid AIG SAAMCo $37,755 for legal, accounting and administrative services.
     In addition, VC II has entered into a Shareholder Services Agreement with VALIC (the “Service Agreement”) for the provision of record keeping and shareholder services to contract owners and participants. Under the terms of the Service Agreement, VALIC receives from the Fund, an annual fee of 0.25% on average daily net assets, which for the fiscal year ended August 31, 2007 equaled $134,838.
     AIG SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc., the Fund’s underwriter, is located at 2929 Allen Parkway, Houston, Texas 77019.
Additional Information about JP Morgan
     JP Morgan is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with JP Morgan or its affiliates since the beginning of the Fund’s most recent fiscal year.
Brokerage Commissions
     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2007.
ANNUAL REPORTS
Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to:

VALIC Company II
2929 Allen Parkway
Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.aigvalic.com

SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were                      shares of the Fund outstanding. VALIC and its separate accounts are the record owners of all of the Fund’s shares. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 10th day of December, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and J. P. MORGAN INVESTMENT MANAGEMENT INC., hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of VALIC Company II (“VC II”) pursuant to an Investment Advisory Agreement between VALIC and VC II, a Delaware business trust. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC II currently consists of fifteen portfolios (“Funds”):
Aggressive Growth Lifestyle Fund
Capital Appreciation Fund
Conservative Growth Lifestyle Fund
Core Bond Fund
High Yield Bond Fund
International Small Cap Equity Fund
Large Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Moderate Growth Lifestyle Fund
Money Market II Fund
Small Cap Growth Fund
Small Cap Value Fund
Socially Responsible Fund
Strategic Bond Fund
In accordance with VC II’s Agreement and Declaration of Trust (the “Declaration”), new Funds may be upon approval of the Board of Trustees without the approval of shareholders. This Agreement will apply only to the Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.
     VALIC and the SUB-ADVISER AGREE AS FOLLOWS:
1. Services Rendered and Expenses Paid by the SUB-ADVISER
The SUB-ADVISER, subject to the supervision and review of VALIC and the VC II Board of Trustees and in conformity with (i) the 1940 Act, and all applicable laws and regulations thereunder, (ii) all other applicable federal laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable state laws and regulations that VALIC notifies the SUB-ADVISER are applicable to the investment management of the Covered Fund(s); (iii) the Declaration, Bylaws, registration statements, prospectus and the investment objectives, policies and restrictions stated in the Funds’ prospectus and statement of additional information; and (iv) any applicable procedures adopted by the VC II Board of Trustees and communicated to the SUB-ADVISER, shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination, in its discretion without prior consultation with VALIC or the VC II Board of Trustees, of the industries, securities and other investments to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
In selecting brokers or dealers to execute transactions on behalf of the Covered Fund(s), the SUB-ADVISER will seek the best overall terms available. In assessing the best overall terms available for any transaction, the SUB-ADVISER will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the brokers or dealers and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the SUB-ADVISER is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities and Exchange Act of 1934, as amended) provided to the Covered Fund(s) and/or other accounts over which the SUB-ADVISER or its affiliates exercise discretion.
The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the VC II Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their request copies of all of the Covered Fund(s)=’ investment records and ledgers to assist VALIC and VC II in complying with regulations applicable to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the VC II Board of Trustees such periodic and special reports as VALIC and the VC II Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.
The SUB-ADVISER will not hold money or investments on behalf of the Covered Fund(s). The money and investments will be held by the Custodian of the Covered Fund(s). The SUB-ADVISER will arrange for the transmission to the Custodian for the Covered Fund(s), on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s).
VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC II promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with class action lawsuits involving portfolio securities owned by the Covered Funds.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or the Covered Fund(s) other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.
Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.
The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser of the Funds or other series of VC II, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investments companies that are controlled by VC II, concerning transactions of the Covered Fund(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.
2. Confidentiality
The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Covered Fund(s), and will keep confidential any non-public information obtained directly as a result of this service relationship, and disclose such non-public information only if VALIC or the VC II Board of Trustees has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is or hereafter otherwise is know by the SUB-ADVISER, or if such disclosure is expressly required or requested by applicable federal or state authorities (including the SUB-ADVISER’S regulatory examiners) or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information.
3. Confidential Treatment
It is understood that any information or recommendation supplied by, or produced by, SUB-ADVISER in connection with the performance of its obligations hereunder is to be regarded by VALIC AND VCII as confidential and for use only by VALIC AND VCII. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act), or as agreed to by VALIC and the SUB-ADVISER, VALIC AND VCII will not disclose any list of securities held by the Covered Funds, in any manner whatsoever except as expressly permitted in VC II’s Policies and Procedures for the Protection of Non-Public Portfolio Holdings Information (the “Policy”). The Policy currently permits the public disclosure of the securities held by the Covered Funds (1) in VC II’s semi-annual and annual reports to shareholders, (2) VC II’s Form N-Q quarterly reports, each approximately 60 days after the end of such period. Furthermore, VALIC may disclose certain non-public portfolio holdings information to selected third parties when justified by a legitimate business purpose, as determined by VC II’s Chief Compliance Officer and VALIC’s legal counsel, and when the recipients are subject to a duty of confidentiality. A list of such third parties, the information disclosed and the time period after which such information is disclosed to such party, which may change from time-to-time, is available in VC II’s statement of additional information.
4. Compensation of the SUB-ADVISER
VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the VC II Declaration and Bylaws. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.
The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the VC II Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.
If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.
The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of the Fund.
5. Scope of the SUB-ADVISER’s Activities
VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund. In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.
Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.
The SUB-ADVISER does not guarantee the future performance of the Covered Fund(s) or any specific level of performance, the success of any investment decision or strategy that SUB-ADVISER may use, or the success of SUB-ADVISER’s overall management of the Covered Fund(s). VALIC and VC II understand that investment decisions made for the Covered Fund(s) by the SUB-ADVISER are subject to various market, currency, economic, political and business risks and that those investment decisions will not always be profitable. SUB-ADVISER will manage only the assets of the Covered Fund(s) allocated to its management by VALIC and in making investment decisions for the Covered Fund(s).
The SUB-ADVISER shall not be liable to VALIC, VC II, the Fund, or to any shareholder in the Fund, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this Agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.
6. Representations of the SUB-ADVISER and VALIC
The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any annual amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
(a)	VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	VALIC has the authority under the Investment Advisory Agreement between VALIC and VC II to delegate some or all of its responsibilities to one or more sub-advisers.
7. Term of Agreement
This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the VC II Board of Trustees or a majority of that Fund’s outstanding voting securities.
This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund; provided that the termination of an Interim Investment Advisory Agreement between VC II and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of that Covered Fund’s outstanding voting securities on 30-60 days’ prior written notice to the SUB-ADVISER. This Agreement may also be terminated by VALIC: (i) on 30-60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.
8. Other Matters
The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the Fund with respect to them.
The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Fund’sCovered Fund(s)’ property. The SUB-ADVISER also agrees upon request of VALIC or the Fund, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. Provided, however, that the SUB-ADVISER may retain copies of such books and records to the extent necessary to comply with applicable law or regulation. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
VALIC has herewith furnished the SUB-ADVISER copies of the Fund’s Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.
The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund(s) in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.
VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.
In addition to the indemnification set forth in Section 5 of this Agreement, VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, advertisements or sales literature, pertaining to the Fund, except insofar as any such statement or omission was made in reliance on information provided in writing by the SUB-ADVISER or its affiliates.
The SUB-ADVISER shall indemnify and hold harmless VALIC (and its affiliated companies and their respective officers, directors and employees) from any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) arising out of or in connection with (1) any willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the SUB-ADVISER in performing hereunder; or (2) any untrue statement of material fact or any omission to state a material fact required to be stated or necessary to make statements, in light of the circumstances under which they are made, not misleading in any registration statement, proxy materials, advertisements or sales literature, pertaining to the Funds to the extent any such statement or omission was made in reliance on information provided in writing by the SUB-ADVISER to VALIC for the express purpose of inclusion in such materials.
Under no circumstances shall VALIC or the SUB-ADVISER be liable to any indemnified party for indirect, special or consequential damages, even if VALIC or the SUB-ADVISER is apprised of the likelihood of such damages.
Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 8 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such

Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.
9. Applicability of Federal Securities Laws
This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.
10. Amendment and Waiver
Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.
11. Force Majuere
Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party and could not have been reasonably prevented by the offending party through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.
12. Notices
All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	With a copy to:

Attn: Evelyn Curran	Attn: Nori L. Gabert, Esq.
2919 Allen Parkway, L12-01	2929 Allen Parkway, AT28-40
Houston, Texas 77019	Houston, Texas 77019
Tel: (713) 831-6425	Tel: (713) 831-5165
Fax: (713) 831-4124	Fax: (713) 831-2258

If to SUB-ADVISER:

Attn: David Warsoff
J.P. Morgan Investment Management, Inc.
245 Park Avenue
New York, N.Y. 10167
Tel. (212) 648- 2478
Fax. (212) 648- 2578
The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ EVELYN CURRAN
Name:	Evelyn Curran
Title:	Senior Vice President

ATTEST:	/s/ MELISSA LAFAIVE

NAME:	Melissa LaFaive

J. P. MORGAN INVESTMENT MANAGEMENT INC.
By:	/s/ SCOTT MORITZ
Name:	Scott Moritz
Title:	Vice President

SCHEDULE A
(Effective December 10, 2007)
Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Small Cap Growth Fund	0.55% on the first $100 million
0.50% on assets over $100 million